Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of October 1, 2021, is among Pioneer Energy Services Corp., a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors”), Patterson-UTI Energy, Inc., a Delaware corporation (the “Successor Company Parent”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Company and the Guarantors heretofore executed and delivered to the Trustee that certain Indenture, dated as of May 29, 2020, providing for the issuance of the Company’s 5.00% Convertible Senior Unsecured PIK Notes due 2025 (the “Notes”) and such Indenture was amended by that certain First Supplemental Indenture dated as of May 14, 2021 (as so amended, the “Indenture”);

WHEREAS, Sections 10.01(f) and 14.07 of the Indenture provide that, in certain instances, including where a merger involving the Company is to occur and where as a result of such merger, a Share Exchange Event (as defined in Section 14.07 of the Indenture) occurs when the Notes become payable upon any conversion in equity securities other than common stock of the Company, then a Supplemental Indenture should be executed and delivered;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of July 5, 2021 (as amended, “Merger Agreement”), with Successor Company Parent, Crescent Merger Sub Inc., a Delaware corporation (“Merger Sub Inc.”) and Crescent Ranch Second Merger Sub LLC, a Delaware limited liability company, which provides, among other things, for a merger of Merger Sub Inc. with and into the Company (the “Merger”);

WHEREAS, as a result of the Merger, (i) the Company shall, immediately following the Merger, be the surviving corporation of the Merger, (ii) the Company shall become a wholly-owned subsidiary of the Successor Company Parent and (iii) the shares of equity deliverable to the Noteholders, upon any conversion of the Notes following the Merger would be shares of common stock, par value $0.01 per share, of the Successor Company Parent (“Successor Company Parent Shares”) as opposed to shares of common stock of the Company;

WHEREAS, in connection with consummation of the Merger, the Company and Successor Company Parent intend to cause an Accelerated Mandatory Conversion of the Notes in accordance with Section 14.01(c) of the Indenture whereupon the Noteholders will receive Successor Company Parent Shares in full payment, discharge and satisfaction of the Notes;

WHEREAS, following the effective time of the Merger in accordance with the terms of Section 14.01(c) of the Indenture and of the Merger Agreement, the Company and Successor Parent Company will (i) deposit with the Trustee the cash required to pay accrued but unpaid interest under the Notes and (ii) deposit with the Exchange Agent under the Merger Agreement the number of Successor Company Parent Shares payable to the Noteholders as a result of such Accelerated Mandatory Conversion;

WHEREAS, the Company, the Guarantors and the Successor Company Parent have executed and delivered to the Trustee this supplemental indenture to evidence the Share Exchange Event resulting from the Merger;

WHEREAS, pursuant to Section 10.01(f) of the Indenture, the parties hereto are authorized to execute and deliver this Second Supplemental Indenture, without any consent of any Holder;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that execution of this Second Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent and covenants provided for in the Indenture related thereto have been satisfied;

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; and

WHEREAS all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors, the Successor Company Parent and the Trustee mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.1    Relation to Indenture. This Second Supplemental Indenture constitutes an integral part of the Indenture.

1.2    Definition of Terms. For all purposes of this Second Supplemental Indenture:

(a)    Capitalized terms used herein without definition shall have the meanings set forth in the Indenture unless otherwise noted;

(b)    a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(c)    the singular includes the plural and vice versa; and

(d)    headings, subheadings and captions are for convenience of reference only and do not affect interpretation.

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ARTICLE II

SHARE EXCHANGE EVENT

2.1    Share Exchange Event. At the effective time of the Merger, the Company shall (i) be the Surviving Corporation of the Merger and (ii) become a wholly-owned subsidiary of the Successor Company Parent. Upon closing of the Merger under the Merger Agreement, the equity shares to be received by holders of Notes upon any conversion or Notes under the Indenture following the Merger will become such number of Successor Company Parent Shares as would be payable to the holders of shares of common stock of the Company into which the Notes could have been converted at the effective time of the Merger as reflected in the Merger Agreement. The Merger therefore results in a Share Exchange Event pursuant to Section 14.07 of the Indenture.

2.2    Notices. From and after the date hereof, any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with, the Company by the trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid to the Company and to Patterson-UTI Energy, Inc. at 10713 West Sam Houston Parkway N, Suite 800, Houston, TX 77064 or at any other address previously furnished in writing to the Trustee by the Company.

ARTICLE III

MISCELLANEOUS

3.1    Effectiveness.

(a)    This Second Supplemental Indenture shall become effective and binding on the Successor Company Parent, the Company, the Guarantors, the Trustee and every Holder heretofore or hereafter authenticated and delivered under the Indenture as of the date hereof.

(b)    Upon becoming operative (and not before), all provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture with respect to the Notes and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended by this Second Supplemental Indenture with respect to the Notes, unless the context otherwise requires. Upon becoming operative (and not before), the Indenture as amended and supplemented by this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes.

3.2    Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect.

3.3    Trustee Not Responsible for Recitals. The recitals herein contained are made by the Successor Company Parent and the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. None of the Successor Company Parent, the Company, or the Trustee makes any representation as to the validity or sufficiency of this Second Supplemental Indenture.

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3.4    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE (AS SUPPLEMENTED BY THIS SECOND SUPPLEMENTAL INDENTURE), THE NOTES AND THE SUBSIDIARY GUARANTEES.

3.5    Severability. In case any provision in the Indenture (as supplemented by this Second Supplemental Indenture) or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

3.6    Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by fax or .pdf transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto.

3.7    The Trustee. Wilmington Trust, National Association is entering into this Second Supplemental Indenture solely in its capacity as Trustee under the Indenture. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Signature pages follow

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IN WITNESS WHEREOF, the undersigned has caused a counterpart of this Second Supplemental Indenture to be duly executed as of the date first written above.

PIONEER ENERGY SERVICES CORP., a
Delaware corporation

By:	/s/ Lorne E. Phillips
Name:	Lorne E. Phillips
Title:	Executive Vice President and Chief Financial Officer

PIONEER DRILLING SERVICES, LTD., a
Texas corporation

By:	/s/ Lorne E. Phillips
Name:	Lorne E. Phillips
Title:	Executive Vice President and Chief Financial Officer

PIONEER GLOBAL HOLDINGS, INC., a
Delaware corporation

By:	/s/ Lorne E. Phillips
Name:	Lorne E. Phillips
Title:	Executive Vice President and Chief Financial Officer

PIONEER PRODUCTION SERVICES, INC., a Delaware corporation

By:	/s/ Lorne E. Phillips
Name:	Lorne E. Phillips
Title:	Executive Vice President and Chief Financial Officer

PIONEER WIRELINE SERVICES HOLDINGS, INC., a Delaware corporation

By:	/s/ Lorne E. Phillips
Name:	Lorne E. Phillips
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Second Supplemental Indenture

PIONEER WIRELINE SERVICES, LLC, a
Delaware corporation

By:	/s/ Lorne E. Phillips
Name:	Lorne E. Phillips
Title:	Executive Vice President and Chief Financial Officer

PIONEER WELLS SERVICES, LLC, a
Delaware corporation

By:	/s/ Lorne E. Phillips
Name:	Lorne E. Phillips
Title:	Executive Vice President and Chief Financial Officer

PIONEER FISHING & RENTAL SERVICES, LLC, as Guarantor

By:	/s/ Lorne E. Phillips
Name:	Lorne E. Phillips
Title:	Executive Vice President and Chief Financial Officer

PIONEER COILED TUBING SERVICES, LLC, as Guarantor

By:	/s/ Lorne E. Phillips
Name:	Lorne E. Phillips
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Second Supplemental Indenture

PATTERSON-UTI ENERGY, INC., a Delaware
corporation

By:	/s/ C. Andrew Smith
Name:	C. Andrew Smith
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Second Supplemental Indenture

IN WITNESS WHEREOF, the undersigned has caused a counterpart of this Second Supplemental Indenture to be duly executed as of the date first written above.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lorne E. Phillips
Name:	Jane Schweiger
Title:	Vice President

Signature Page to Second Supplemental Indenture